Exhibit 99.1

STOCK PURCHASE AGREEMENT

AMONG

INLINE CORPORATION

AND

JOHN R. TIBBITTS,

JULIAN MALCOLM,

AND

JIM FERNANDEZ

AND

ICEWEB, INC.

DATED

December 21, 2007

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 21st day of December, 2007 (the “Agreement Date”) among INLINE CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Virginia (“Inline”), JOHN R. TIBBITTS, individually (“Tibbitts”), JULIAN MALCOLM, individually (“Malcolm”), and JIM FERNANDEZ, individually (“Fernandez”) (Tibbitts, Malcolm, and Fernandez shall be referred to as “Shareholders”), parties of the first part; and ICEWEB, INC., a corporation organized and existing under the laws of the State of Delaware, which is authorized to conduct business in the Commonwealth of Virginia (“Iceweb”), party of the second part.

RECITALS:

Recital 1.        Inline is in the business of assembling and selling computer data storage devices;

Recital 2.        Tibbitts, Malcolm and Fernandez are the sole shareholders of Inline; and

Recital 3.        Iceweb wishes to acquire all of the issued and outstanding stock of Inline from Shareholders.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1             Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2             Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of Inline, including the prior Letter of Intent, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at Inline’s principal office.

1.3             Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

1.3.1    “1933 Act” means the Securities Act of 1933, as amended.

1.3.2    “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3    “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4    “Articles” means the Articles of Incorporation of Inline and the Amended and Restated Articles of Incorporation of Inline, as the same may be further amended from time to time; and the Certificate of Incorporation and Certificate of Amendment and Restatement, issued by the Commonwealth of Virginia State Corporation Commission, as the same Certificates may be superseded by additional filings with the Commonwealth of Virginia State Corporation Commission from time to time.

1.3.5    “Closing” shall mean the Closing of the transactions contemplated by Section 3.1 of this Agreement on the Closing Date.

1.3.6    “Closing Date” means not more than five (5) business days following the Agreement Date.

1.3.7    “Common Stock” means shares of Class A or Class B Common Stock of Inline, par value per share of $0.01.

1.3.8    “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of Inline that is material and adverse to Inline and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of Inline to perform any of its material obligations under this Agreement or to perform its obligations under any other material agreement.

1.3.9    “Person” means an individual, general partnership, limited partnership, limited liability partnership, liability limited partnership, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.10 “SEC” means the U.S. Securities and Exchange Commission.

1.3.11 “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto, the stock certificates for the Common Stock being transferred by the Shareholders to Iceweb, the stock certificates for the Iceweb common stock being issued to the Shareholders, the Tibbitts employment agreement with Iceweb, the Iceweb Incentive Stock

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

Option Plan and option awards to be issued to Inline employees at or after Closing, and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to, the documents listed in Sections 3.2, 3.4, 3.5 and 3.6 hereof.

ARTICLE II

SALE AND PURCHASE OF

INLINE COMMON STOCK

2.1       Sale of Common Stock Owned by Shareholders. Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Shareholders agree to sell to Iceweb, and Iceweb agrees to purchase from Shareholders, on the Closing Date, (a) FORTY MILLION, FIVE-HUNDRED THOUSAND (40,500,000) shares of Common Stock owned by Tibbitts, fully paid and non-assessable; (b) FOUR MILLION, FIVE-HUNDRED THOUSAND (4,500,000) shares of Common Stock owned by Fernandez, fully paid and non-assessable; and (c) TEN THOUSAND (10,000) shares of Common Stock owned by Malcolm, fully paid and non-assessable.

2.2       Purchase Price-Cash Consideration. Iceweb shall pay the sum of US ONE MILLION, THREE-HUNDRED ELEVEN THOUSAND THREE HUNDRED EIGHTEEN DOLLARS (US $1,311,318.00) by good checks or wire transfer, payable at Closing, subject to the adjustments set forth in Paragraph 2.4 below. This sum shall be payable as follows, also subject to the adjustments set forth in Paragraphs 2.4 and 2.5 below: (a) US ONE MILLION ONE-HUNDRED SEVENTY-NINE THOUSAND, NINE-HUNDRED FORTY-TWO DOLLARS (US $1,179,942.00) payable to Tibbitts; (b) US ONE HUNDRED THIRTY-ONE THOUSAND, EIGHTY-FIVE DOLLARS (US $131.085.00) payable to Fernandez; and (c) US TWO HUNDRED NINETY-ONE DOLLARS (US $291.00) payable to Malcolm.

2.3       Purchase Price-Stock. Iceweb or its transfer agent shall deliver to the Shareholders at or after Closing shares of Iceweb common stock, par value $0.001 (“Iceweb Common”), fully paid and non-assessable, in the amount of the following, whichever is greater at the time of Closing: (i) a number of shares of Iceweb Common having an aggregate value of US THREE-HUNDRED THOUSAND DOLLARS (US $300,000) based on the average of the last trading prices of Iceweb Common on the last five (5) trading days immediately preceding but not including the Closing Date; or (ii) 500,000 shares of Iceweb Common, less in the case of each of clause (i) and (ii) the value of 118,000 shares of Iceweb Common based on the average of the last trading prices of Iceweb Common on the last five (5) trading days immediately preceding but not including the Closing Date, as reflected on Exhibit 2.3 hereto. These share certificates shall be issued to the Shareholders, pro rata in accordance with their percentage ownership of Inline Common Stock as shown on Exhibit 2.3, either at Closing or within five (5) business days after Closing by Iceweb’s Transfer Agent, Olde Monmouth Stock Transfer.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

2.4       Increases to Purchase Price-Cash Consideration. The $1,311,318.00 cash consideration payable at Closing shall be increased, dollar for dollar, to the extent that the Inline working capital, defined as current assets less current liabilities as of the Closing Date, is more than US $500,000.00. To the extent working capital is in excess of $500,000.00, this amount shall be paid by wire transfer or good check, dollar for dollar, and the purchase price shall be increased, with the Shareholders being paid this amount proportionate to the percentage of Inline Common Stock held by each. This amount shall be paid not later than sixty (60) days following Closing.

2.5       Deductions from the Purchase Price-Cash Consideration. The $1,311,318.00 cash consideration payable at Closing shall be reduced, dollar for dollar, for each dollar in Inline accounts receivable or unbilled receivables more than ninety (90) days past due as of Closing, if any. This portion of the cash consideration shall be held in an interest-bearing escrow by Inline’s counsel, with interest thereon accruing to the Inline Shareholders, pending collection of the stale Inline receivables. Within five (5) business days following collection of each dollar of stale Inline receivables, each of said dollars of purchase price, dollar for dollar, shall be disbursed to the Shareholders, proportionate to the percentage of Inline Common Stock held by each, until the portion of the purchase price retained in escrow is disbursed in full to the Shareholders. The Escrow Agreement is attached as Exhibit 2.5. Pursuant to said Escrow Agreement, the parties will waive conflicts of interest arising from Inline’s counsel serving as escrow agent hereunder.

2.6       Purchase Price Adjustment Computations. Prior to the Closing Date, Tibbitts shall deliver to Iceweb computations of the working capital and receivables of Inline, as of the Closing Date, sufficient for determination of whether Section 2.4 or 2.5 is triggered. Iceweb shall have until the Closing to review such computations. In the absence of written objection by Iceweb within such period, the computations presented by Tibbitts shall be final, and the payments required by Sections 2.4 and 2.5, if any, shall be made within five (5) business days thereafter. In the event Iceweb objects to the Tibbitts computations, the parties shall endeavor in good faith to resolve their disagreements with respect to that subject within thirty (30) days after delivery of the computations by Tibbitts, and the payments required by Sections 2.4 and 2.5, if any, shall be made within five (5) business days following resolution of such dispute. In the absence of such agreement, either party may pursue its rights as contemplated by Section 11.8.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1       Closing. The closing of the transactions contemplated by this Agreement (the “Closing”), shall be held not later than December 26, 2007 at a mutually agreed time and place.

3.2      Deliveries by Tibbitts. In addition to and without limiting any other provision of this Agreement, Tibbitts agrees to deliver, or cause to be delivered, to Iceweb, the following at Closing:

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

(a)

Certificates for FORTY MILLION, FIVE-HUNDRED THOUSAND (40,500,000) shares of Common Stock of Inline, endorsed to Iceweb, or fully executed irrevocable stock powers appointing Iceweb as Tibbitts’ attorney-in-fact to transfer said shares of Common Stock, along with said stock certificate;

(b)	The resignation by Tibbitts as officer and director of Inline, but retention of his employment, pursuant to the employment agreement referenced in Section 3.2(c) below;
(c)	The fully executed employment agreement between Iceweb’s designated subsidiary and Tibbitts, including a one-year covenant not to compete. A copy of this agreement is attached as Exhibit 3.2; and
(d)	Such other documents or certificates as shall be reasonably requested by Iceweb.

3.3       Deliveries by Fernandez. In addition to and without limiting any other provision of this Agreement, Fernandez agrees to deliver, or cause to be delivered, to Iceweb, the following:

(a)

Certificates for FOUR MILLION, FIVE-HUNDRED THOUSAND (4,500,000) shares of Common Stock of Inline, endorsed to Iceweb, or fully executed irrevocable stock powers appointing Iceweb Fernandez’s attorney-in-fact to transfer said shares of Common Stock, along with said stock certificate; and

(b)	Such other documents or certificates as shall be reasonably requested by Iceweb.

3.4       Deliveries by Malcolm. In addition to and without limiting any other provision of this Agreement, Malcolm agrees to deliver, or cause to be delivered, to Iceweb, the following:

(a)

Certificates for TEN THOUSAND (10,000) shares of Common Stock of Inline, endorsed to Iceweb, or fully executed irrevocable stock powers appointing Iceweb Malcolm’s attorney-in-fact to transfer said shares of Common Stock, along with said stock certificate; and

(b)	Such other documents or certificates as shall be reasonably requested by Iceweb.

3.5       Deliveries by Inline. In addition to and without limiting any other provision of this Agreement, Inline agrees to deliver, or cause to be delivered, to Iceweb at Closing, or to demonstrate said documents are at Inline headquarters (at Iceweb’s option), the following:

(a)	Corporate documents and instruments not previously provided;
(b)	Release of all UCC l’s in favor of Century National Bank and any other secured creditor;
(c)	Original promissory notes cancelled by Century National Bank and any other creditor holding promissory notes made by Inline;
(d)	All GSA schedule documents for GSA Schedule GS-35F4143D;

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

(e)	All contract documents relating to the SEWP contract with Intelligent Decisions, NAS5-02152;
(f)	All contract documents relating to the ITES contract with Lockheed Martin, DABL01-03-D-1066;
(g)	All corporate record books, including Articles of Incorporation, Certificate of Incorporation, By-Laws, and minutes of all meetings of Shareholders and Directors;
(h)	The approval of the Board of Directors and Shareholders of Inline of the Transaction Documents and the transactions contemplated hereby;
(i)	Such other documents or certificates as shall be reasonably requested by Iceweb or its counsel.

In addition, Inline will provide executed Option Termination Agreements, evidencing cancellation of all options to purchase Common Stock of Inline, in accordance with Exhibit 3.6(d)(iii), as soon as reasonably practicable.

3.6       Deliveries by Iceweb. In addition to and without limiting any other provision of this Agreement, Iceweb agrees to deliver, or cause to be delivered, to the Shareholders and Inline, the following at Closing:

(a)

The cash purchase price payable to each of the Shareholders as referenced in Section 2.2 above, subject to all adjustments, provided that the amount payable to any Shareholder who has not signed this Agreement may be held by Iceweb for the benefit of such Shareholder pending receipt of a signed agreement and a stock certificate, provided further that, after the Closing, Iceweb may consummate a short form merger providing that Shareholders who have not signed this Agreement and delivered stock certificates shall be entitled to received consideration in the merger that is consistent with the terms of this Agreement;

(b)	Cash in the sum of $865,990.12 to Inline to be used to satisfy certain debt and other obligations as directed by Tibbitts;
(c)	The Stock Certificates to be delivered by Iceweb or by Olde Monmouth Stock Transfer within five (5) business days after Closing, as referenced in Section 2.3 above;
(d)

The stock option documents attached as Exhibit 3.6(d)(i), setting aside a pool of 500,000 options under the Iceweb 2000 Management and Director Equity Incentive and Compensation Plan, to vest immediately, at a strike price of $0.55, for employees of Inline going forward from and after Closing. The options will be issued to Tibbitts and Inline employees pursuant to Exhibit 3.6(d)(ii) attached hereto and subject, in the case of Inline employees other than Tibbitts, to each employee’s execution of an agreement to terminate his or her current Inline options, in the form attached hereto as Exhibit 3.6(d)(iii);

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

(e)

The stock option documents attached as Exhibit 3.6(e), setting aside a pool of 445,000 options under the Iceweb 2000 Management and Director Equity Incentive and Compensation Plan, to vest monthly over a three-year period, at a strike price of $0.55, for current employees of Inline as shown on Exhibit 3.6(d)(ii) attached hereto as an incentive for continued employment upon consummation of this transaction;

(f)

Documents evidencing refinancing of Tibbitts’ personal guarantees of Inline obligations listed in Schedule 4.21, causing said guarantees to be released, or such balances shall be paid in full by Iceweb upon Closing;

(g)

An executed Deed of Lease by and between Controlling Assets, LLC and Inline and a separate Guaranty with Iceweb as guarantor to Controlling Assets, LLC (with both documents effective upon Closing), in respect of the leased property located at 45925 Maries Road, Dulles, Virginia 20166; and

(h)	Such other documents or certificates as shall be reasonably requested by Shareholders and Inline, or their counsel.

3.7       Further Assurances. Inline, Shareholders and Iceweb shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional Transaction Documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

INLINE, INC.

Inline represents and warrants to Iceweb as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations Iceweb has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1.      Organization and Qualification. Inline is a corporation duly organized and in good standing under the laws of the Commonwealth of Virginia. Inline has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business, and duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of Inline and its subsidiaries taken as a whole. Inline is a C-corporation within the meaning of the Internal Revenue Code of 1986.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

4.2.      Articles of Incorporation and By-Laws. Correct copies of Inline’s Articles, By-Laws, minutes of meetings of directors and officers and all other organic and related corporate documents, are attached as Exhibit 4.2.

4.3.      Capitalization.

4.3.1 Pursuant to Inline’s Amended and Restated Articles of Incorporation, Inline is authorized to issue 50,000,000 shares of Class A Common Stock; 45,000,000 shares of Class B Common Stock; and 5,000,000 shares of Preferred Stock. The total number of shares authorized by Inline is 100,000,000. As of the Agreement Date, only 45,010,000 shares of Common Stock are outstanding. As of the Agreement Date, there are no shares of Preferred Stock issued and outstanding, and no shares of Preferred Stock have ever been issued. The Common Stock is held only by the Shareholders. All shares of Common Stock are duly authorized and the 45,010,000 shares of Common Stock outstanding were and are validly issued, fully paid and non-assessable, free of preemptive rights, and free of any liens imposed by Inline, or to its knowledge, any other Person.

4.3.2 Except as disclosed in Schedule 4.3.2 and the diligence materials previously made available to Iceweb, as of the Agreement Date and as of the Closing Date, there are not now and will not be outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Inline, or agreements, understandings or arrangements to which Inline is a party, or by which Inline is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. Inline will not issue any stock, options, warrants, or other rights to Inline stock prior to the Closing Date. However, Inline anticipates having each of its option holders execute an agreement to terminate his or her Inline options, as provided in Section 3.6(d) hereof, prior to or as close as practicable to the Closing Date.

4.4.      Authority. Inline has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Inline and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Inline is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by Inline and constitutes the legal, valid and binding obligation of Inline, enforceable against Inline in accordance with its terms.

4.5.      No Conflict; Required Filings and Consents. Except as disclosed in Schedule 4.5 and the diligence materials previously made available to Iceweb, the execution and delivery of this Agreement by Inline does not, and the performance by Inline of its obligations hereunder will not: (a) conflict with or violate the Articles or By-Laws of Inline; (b) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order,

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to Inline; or (c) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Inline pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Inline is a party or by which Inline or any of its properties or assets is bound.

4.6.      Financial Statements and Tax Returns. Current financial statements for Inline have been provided to Iceweb and are attached as Schedule 4.6(a). Collectively, Inline has provided “Financial Statements” to Iceweb which accurately represent the financial condition of Inline through Closing. All Inline local, state and federal tax returns filed to date for the past five (5) years are attached as Schedule 4.6(b).

4.7.      Compliance with Applicable Laws. Inline is not in violation of, or, to the knowledge of Inline, under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8.      Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Inline.

4.9.      Litigation. With the exception of litigation listed in Schedule 4.9 and the diligence materials previously made available to Iceweb, to the knowledge of Inline, no litigation, claim, or other proceeding before any court or governmental agency is pending or, to the knowledge of Inline, threatened against Inline, the prosecution or outcome of which may have a Material Adverse Effect.

4.10.    Payable; Receivables; Tax Matters. To the knowledge of Inline, Schedule 4.10 and the diligence materials previously made available to Iceweb list all of the Liabilities and receivables of Inline as of Closing. Inline has timely filed all Tax Returns required to have been filed and all Taxes of Inline required to have been paid or reserved, have been fully and timely paid or reserved. As used herein, “Liabilities” means any and all debts, liabilities and obligations of any nature, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, liquidated or unliquidated, or determined or determinable, “Tax” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority and “Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of Company.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

4.11.    Inline’s Properties; Leases. Inline has good and marketable title to all its personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other properties and assets (except for items leased or licensed to Inline), including all property reflected in Inline’s Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the Financial Statements of Inline), in each case free and clear of all liens, claims and encumbrances of every kind and character, except as set forth in Schedule 4.11 and the diligence materials previously made available to Iceweb. Inline has no ownership interest in any real property, except for its office and warehouse leases, complete copies of which were included in the diligence materials previously made available to Iceweb. The assets and properties owned, operated or leased by Inline and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

4.12.    Insurance. Schedule 4.12 and the diligence materials previously made available to Iceweb contain an accurate and complete list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers’ compensation, products liability, property, and other forms of insurance or indemnity bonds held by Inline. Inline is not in default with respect to any provisions of any such policy or indemnities and has given any notice or presented any claim hereunder in due and timely fashion. All policies of insurance and the bonds are: (1) in full force and effect; (2) are sufficient for compliance by Inline with all requirements of law and of all agreements and instruments to which Inline is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of Inline in amounts at least equal to customary coverage in Inline’s industry; (5) will remain in full force and effect through the Closing; and (6) will not be affected by the transactions contemplated by this Agreement.

4.13.    Transactions with Certain Persons. Except as disclosed in Schedule 4.13 and the diligence materials previously made available to Iceweb, Inline has no outstanding agreement, understanding, contract, lease, commitment, loan or other arrangement with any officer, director or shareholder of Inline or any relative of any such person, or any corporation or other entity in which such person owns beneficial interest.

4.14.    Material Contracts. Except as disclosed in Schedule 4.14 and the diligence materials previously made available to Iceweb, Inline has no purchase, sale, commitment, or other contract, the breach or termination of which would have a Material Adverse Effect on the financial condition of Inline. A list of material contracts is attached as Schedule 4.14.

4.15.    Employment Matters. Schedule 4.15 and the diligence materials previously made available to Iceweb contain a list of all officers, their contracts, base salaries, accrued vacation pay, sick pay, and severance pay. Inline has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. Inline has not been a party to a “prohibited transaction,” which

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

would subject Inline to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against Inline pending or threatened, and to the knowledge of Inline, there are no union organizing activities currently pending or threatened against or involving Inline.

4.16.    Authorizations; Patents, Trademarks, Copyrights, Non-Disclosure Agreements, Confidentiality Agreements, Intellectual Property Licenses. Inline has no licenses, permits, approvals or other authorizations from any governmental agencies and any other entities that are necessary for the conduct of its business except as set forth in Schedule 4.16 and the diligence materials previously made available to Iceweb, which contain a list of all practical licenses, permits, approvals, and other authorizations, as well as a list of all material copyrights, patents, trademarks, trade names, service marks, franchises, licenses and other permits, each of which is valid and in full force and effect.

4.17.    Product Manufacturing; Imports and Exports. All material contracts with Inline suppliers of components and with providers of services, required or desirable in connection with the manufacture of the products, the sale of which is Inline’s primary business, are listed at Schedule 4.17 and the diligence materials previously made available to Iceweb. None of these contracts is in breach, and Inline knows of no basis for assertion of breach of any of said contracts by Inline or by any of its suppliers or service providers. Inline is not aware of any circumstances with respect to Inline suppliers and service providers and related prices that are reasonably likely to result in a Material Adverse Effect. Inline is not a party to any transaction with respect to the importation or exportation of component parts, manufactured goods or services, except as listed at Schedule 4.17 and the diligence materials previously made available to Iceweb. No licenses or agreements with respect to importation or exportation of component parts, manufactured goods, or services have been issued by, or are pending with, or are required, from or through the U.S. Department of Commerce, U.S. Department of State, or other agency of the United States government, except as listed at Schedule 4.17 and the diligence materials previously made available to Iceweb.

4.18.    No General Solicitation or Advertising in Regard to this Transaction. Neither Inline nor any of its Affiliates nor, to the knowledge of Inline, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Common Stock, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock, under the 1933 Act, except as required herein.

4.19.    Full Disclosure. No representation or warranty made by Inline in this Agreement and no certificate or document furnished or to be furnished to Iceweb pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.20.    Debarment; Suspension. Inline is not debarred or suspended under its GSA Schedule Contract, or under its SEWP contract/subcontract, or its ITES contract/subcontract, and Inline

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

knows of no basis for debarment or suspension of any of said government contracts or subcontracts.

4.21.    Personal Guarantees. Schedule 4.21 and the diligence materials previously made available to Iceweb list all personal guarantees of Inline obligations by Tibbitts or other Shareholders.

ARTICLE V

REPRESENTATIONS AND

WARRANTIES OF SHAREHOLDERS

Shareholders severally represent and warrant to Iceweb as of the date hereof and as of Closing as follows, being understood, however, that, as between the Shareholders and Iceweb, the business of Inline and the Common Stock are being sold to Iceweb on an “as is, where is” basis.

5.1	Common Stock Owned by Shareholders.

5.1.1 As of the Agreement Date and as of the Closing Date, Shareholders are and will be the legal and beneficial owners of only the following shares of Inline Common Stock, evidenced by stock certificates, copies of which have been provided to Iceweb: (a) FORTY MILLION, FIVE-HUNDRED THOUSAND (40,500,000) shares of Common Stock owned by Tibbitts, fully paid and non-assessable; (b) FOUR MILLION, FIVE-HUNDRED THOUSAND (4,500,000) shares of Common Stock owned by Fernandez, fully paid and non-assessable; and (c) TEN THOUSAND (10,000) shares of Common Stock owned by Malcolm, fully paid and non-assessable. As of the Agreement Date, all of said 45,010,000 shares of Inline Common Stock held by Shareholders are duly authorized, were validly issued, fully paid and not assessable, and free of preemptive rights.

5.1.2 As of the Agreement Date and as of the Closing Date, there are not now and will not be outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, the Common Stock owned by Shareholders, or agreements, understandings or arrangements to which Shareholders or any of them is or are a party or parties, or by which Shareholders is or may be bound, to issue warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of the Common Stock owned by Shareholders. However, Inline anticipates having each of its option holders, including the Shareholders, execute an agreement to terminate his or her Inline options, as provided in Section 3.6(d) hereof, prior to or as close as practicable to the Closing Date.

5.1.3 Shareholders have on the Agreement Date and will have on the Closing Date (a) full right, power, and authority to sell, assign, transfer, and deliver hereunder, by reason of record and beneficial ownership, to Iceweb, all shares of Inline Common Stock owned by

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

Shareholders, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever.

5.2       Authority. Shareholders have all requisite power and authority to execute and deliver this Agreement and the Common Stock, and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Shareholders and the consummation of the transactions contemplated hereby have been duly authorized by all individual action and no other proceedings on Shareholders’ part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholders and constitutes the legal, valid and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms.

5.3       No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by Shareholders does not, and the performance by Shareholders of their obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of Inline; (ii) conflict with, breach or violate any Laws in effect as of the date of this Agreement and applicable to Shareholders; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Shareholders pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholders is a party or by which Shareholders or any of their properties or assets are bound.

5.4       Compliance with Applicable Laws. Shareholders are not in violation of or under investigation with respect to or have been given notice or have been charged with the violation of any Law of a governmental agency with respect to the business of Inline.

5.5       Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Shareholders.

5.6       Litigation. No litigation, claim, or other proceeding before any court or governmental agency is pending or threatened against Shareholders with respect to the business of Inline.

5.7       Exemption from Registration. Subject to the accuracy of Iceweb’s representations in Article VI, the sale of the Common Stock by Shareholders to Iceweb will not require registration under the 1933 Act. Shareholders are selling the Common Stock in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of Iceweb.

5.8       No General Solicitation or Advertising in Regard to this Transaction. Shareholders (a) have not conducted nor will they conduct any general solicitation (as that term

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Common Stock, or (b) have not made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock, under the 1933 Act, except as required herein.

5.9       Full Disclosure. No representation or warranty made by Shareholders in this Agreement and no certificate or document furnished or to be furnished to Iceweb pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5.10     Financial Risks. The Shareholders acknowledge that each is able to bear the financial risks associated with an investment in the securities being issued by Iceweb and that each have been given full access to such records of Iceweb as each has deemed necessary or appropriate to conduct the due diligence investigation of each. Each Shareholder is capable of evaluating the risks and merits of an investment in the securities being issued by Iceweb by virtue of their respective experience as investors and their knowledge, experience, and sophistication in financial and business matters and each is capable of bearing the entire loss of the investment of securities being issued by Iceweb.

5.11     Shareholders’ Experience. Each Shareholder is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of each and professional advisors (who are not affiliated with nor compensated in any way by Inline or any of its affiliates or selling agents), to protect the interests of each in connection with the transactions described in this Agreement and the related documents, and (iii) able to afford the entire loss of the investment in the securities being issued by Iceweb.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ICEWEB

Iceweb represents and warrants to Inline and to Shareholders as of the date hereof and as of Closing as follows, it being understood, however, that, as between Iceweb and Shareholders, the Iceweb Common is being issued to Shareholders on an “as is, where is,” basis:

6.1       Organization and Standing of Iceweb. Iceweb is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and is authorized to conduct business in the Commonwealth of Virginia.

6.2       Authorization and Power. Iceweb has the requisite power and authority to enter into and perform this Agreement, to purchase the securities being sold to it hereunder, and to issue the securities being issued by it hereunder. The execution, delivery and performance of this Agreement by Iceweb and the consummation by Iceweb of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

executed and delivered by Iceweb and at the Closing shall constitute valid and binding obligations of Iceweb enforceable against Iceweb in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

6.3       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Iceweb of the transactions contemplated hereby or relating hereto do not and will not (a) result in a violation of Iceweb’s charter documents or bylaws where appropriate or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which Iceweb is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Iceweb or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Shareholders). Iceweb is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of Iceweb’s obligations under this Agreement or to purchase the securities from Inline in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Iceweb is assuming and relying upon the accuracy of the relevant representations and agreements of Inline and Shareholders herein.

6.4       Financial Risks. Iceweb acknowledges that it is able to bear the financial risks associated with an investment in the securities being purchased by Iceweb from Shareholders and that it will have been given full access to such records of Inline and to the officers of Inline as it has deemed necessary or appropriate to conduct its due diligence investigation. Iceweb is capable of evaluating the risks and merits of an investment in the securities being purchased by Iceweb from Shareholders by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters, and Iceweb is capable of bearing the entire loss of its investment in the securities being purchased by Iceweb from Shareholders.

6.5       Accredited Investor. Iceweb is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by Inline or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by Iceweb from Shareholders.

6.6       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Iceweb.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

6.7       Knowledge of Iceweb. Iceweb and its advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of Inline and materials relating to the offer and sale of the securities being purchased by Iceweb from Shareholders. Iceweb and its advisors, if any, have been afforded the opportunity to ask questions of Inline and have received complete and satisfactory answers to any such inquiries.

6.8       Risk Factors. Iceweb understands that its investment in the securities being purchased by Iceweb from Shareholders involve a high degree of risk. Iceweb understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by Iceweb from Inline. Iceweb warrants that it is able to bear the complete loss of its investment in the securities being purchased by Iceweb from the Shareholders.

6.9       Full Disclosure. No representation or warranty made by Iceweb in this Agreement and no certificate or document furnished or to be furnished to Inline pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Iceweb does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of Inline.

6.10     Iceweb Common Stock. The Iceweb Common being issued to Shareholders shall be fully paid and non- assessable.

6.11     Litigation Related to the Agreement. There is no action, suit, investigation, claim or proceeding pending or, to the knowledge of Iceweb, threatened against Iceweb or any of its affiliates before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, which questions the validity of this Agreement or of any action taken or to be taken in connection herewith.

6.12     Continuation of Employee Benefit Plans. Iceweb assumes responsibility for providing employee benefits to the employees of Inline on and after the Closing Date. Iceweb agrees to maintain or to cause Inline to maintain for at least six (6) months following the Closing Date all employee benefits plans and benefits on a basis no less favorable to employees of Inline than the plans and benefits currently in place at Closing. Iceweb will indemnify and hold harmless Shareholders from, against, and in respect of any and all damage, liability, loss, cost, expense, assessment, claims, deficiencies and actions arising from the termination of any employee of Inline after the Closing Date or the nonfulfillment of the obligations assumed by Iceweb pursuant to this Section 6.12.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

ARTICLE VII

COVENANTS OF SHAREHOLDERS AND ICEWEB

7.1       Transfer Restrictions. Shareholders acknowledge that (a) the Iceweb Common to be issued to the Shareholders has not been registered under the provisions of the 1933 Act and may not be transferred unless (i) subsequently registered thereunder or (ii) Shareholders shall have received an opinion of counsel, reasonably satisfactory in form, scope and substance to Iceweb and Shareholders, to the effect that the common stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the common stock made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.2       Restrictive Legend. Shareholders acknowledge and agree that the Iceweb common stock to be issued to the Shareholders, until such time as the common stock has been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of such shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

7.3       Contingent Stock Awards. If the Inline employees referred to on Exhibit 3.6(d)(ii) other than Tibbitts remain employed by Inline on the first business day of 2008, Iceweb shall issue to such employees, not later than January 15, 2008, an aggregate of 118,000 shares of Iceweb Common as shown on the appropriate column on Exhibit 3.6(d)(ii). To the extent any of such employees is not so employed, the number of shares allocated to such individual shall be reallocated among the other employees, pro rata in accordance with the number of shares allocated to each. To the maximum extent possible, such shares shall be issued pursuant to the Iceweb 2000 Management and Director Equity Incentive and Compensation Plan.

ARTICLE VIII

CONDITIONS PRECEDENT TO

INLINE’S AND SHAREHOLDERS’ OBLIGATIONS

The obligation of Inline and of Shareholders to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

8.1       No Termination. This Agreement shall not have been terminated.

8.2       Representations True and Correct. The representations and warranties of Iceweb contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made as of the Closing Date.

8.3       Compliance with Covenants. Iceweb shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

8.4       No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO ICEWEB’S OBLIGATIONS

The obligation of Iceweb to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date unless specified otherwise, of the following conditions:

9.1       No Termination. This Agreement shall not have been terminated.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

9.2       Representations True and Correct. The representations and warranties of Inline and of Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made as of the Closing Date.

9.3       Compliance with Covenants. Inline and Shareholders shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

9.4       No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby, and Inline shall not have been debarred or suspended under any government contract or subcontract.

ARTICLE X

AMENDMENT AND WAIVER

10.1     Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.2     Waiver. At any time prior to the Closing Date, Inline, or Shareholders, or Iceweb, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party; or (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE XI

GENERAL PROVISIONS

11.1.    Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2.    Indemnification. Iceweb agrees to indemnify, defend and hold Shareholders (following the Closing Date) and Inline’s officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that any of them shall incur or suffer, which arise out of or result from any breach of this Agreement by Iceweb or failure by Iceweb to

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. Notwithstanding anything herein to the contrary, Shareholders are selling Inline’s common stock on an “as is, where is” basis, meaning that, in the event of any breach by Shareholders of the representations and warranties contained in this Agreement, Iceweb shall not be entitled to pursue any remedies against either Inline or Shareholders. The Shareholders do warrant that Iceweb will obtain good title to the Inline Common Stock owned by the Shareholders signing this Agreement upon satisfaction of Iceweb’s obligations hereunder.

11.3.    Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4.    Entire Agreement. This Agreement (together with the Schedules, Exhibits and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to Inline:

5925 Maries Road

Dulles, Virginia 20166

Attention: John R. Tibbitts, CEO

If to John R. Tibbitts:

John R. Tibbitts

10851 Hunter Gate Way

Reston, Virginia 20194

With a copy to:

James J. Maiwurm, Esq.

Squire Sanders & Dempsey, L.L.P.

8000 Towers Crescent Drive

14th Floor

Vienna, Virginia 22182-2700

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

If to Julian Malcolm:

12521 Ventura Lane

Fredericksburg, VA 22407

If to Jim Fernandez:

50 Catoctin Circle, NE, 101

Leesburg, VA 20176

If to Iceweb:

Iceweb, Inc.

ATTN: John R. Signorello, CEO

205 Van Buren Street

Suite 150

Herndon, Virginia 20170

With a copy to:

Ira S. Saul, Esq.

Ira S. Saul, PLC

4126 Leonard Drive

Fairfax, Virginia 22030

11.6.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7.    Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8.    Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

11.9.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without giving effect to applicable principles of conflicts of law.

11.10.  Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the Commonwealth of Virginia. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be in the Circuit Court of Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia, Alexandria Division. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11.  Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.12.  Preservation of Records. Iceweb agrees that it shall preserve and keep the records of Inline delivered to it hereunder for a period of five (5) years from the Closing Date, or for any longer period as may be required by any government agency or pending litigation, and shall make such records available to Shareholders as may be reasonably requested by Shareholders in connection with any legal proceedings against or governmental investigations of Shareholders or in connection with any tax examination of Shareholders. In the event Iceweb wishes to destroy such records after that time, it shall first give ninety (90) days prior written notice to Shareholders and Shareholders shall have the right, at their option, upon prior written notice given to Iceweb within said ninety (90) day period, to take possession of said records within one hundred eighty (180) days after the date of Shareholders’ notice to Iceweb hereunder.

11.13.  Confidentiality. Iceweb agrees that, in the event of the termination of this Agreement prior to the purchase of the Common Stock, it shall treat as confidential and shall not use in any manner whatsoever any information obtained from Shareholders or Inline in connection with its investigation of Inline, shall return to Shareholders or Inline all statements, documents or other written information obtained in connection with such investigation which were received from Shareholders or Inline and all copies thereof. The obligations of Iceweb with respect to information furnished by Shareholders shall extend to consultants and agents retained by Iceweb to assist it in this transaction. Iceweb recognizes the obligation of its consultants and agents, if any, and represents that it has entered or will enter into appropriate secrecy agreements with its consultants and agents.

11.14.  Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

11.15.  Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.16.  Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.17.  Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

11.18.  Assignment. This Agreement may not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of successors and assigns of the parties hereto.

11.19.  Termination of Agreement. This Agreement may be terminated by either party if closing of the transaction contemplated herein has not occurred on or before December 26, 2007.

11.20.  Public Disclosure. Each of the parties to this Agreement hereby agrees with the other party that, except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement without consultation with the other party.

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.

IN WITNESS WHEREOF, Inline, John R. Tibbitts, Julian Malcolm, and Jim Fernandez, and Iceweb have as of the date first written above executed this Agreement.

INLINE:

INLINE CORPORATION,

a corporation organized and existing under

the laws of the Commonwealth of Virginia

By:	/s/ John R. Tibbitts
John R. Tibbitts, CEO

JOHN R. TIBBITTS:

/s/ John R. Tibbitts

John R. Tibbitts, individually

JULIAN MALCOLM:

_________________________

Julian Malcolm, individually

JIM FERNANDEZ:

/s/ Jim Fernandez

Jim Fernandez, individually

ICEWEB, INC.,

a Corporation organized and existing under

the laws of the State of Delaware

By:	/s/ Mark B. Lucky
Mark B. Lucky, CFO

Stock Purchase Agreement among Inline

Corporation, its Shareholders, and Iceweb, Inc.